Exhibit 99.1


      Staples, Inc. Reports Record Fourth Quarter and Fiscal 2003 Results


    FRAMINGHAM, Mass.--(BUSINESS WIRE)--March 4, 2004--

    Net Income Rose 29 Percent and Revenues Increased 10 Percent in
                          the Fourth Quarter

   North American Retail Comparable Sales Rose Four Percent for the
                         Quarter and Full-Year

    Company to Initiate First-Ever Cash Dividend and Commence Stock
                          Repurchase Program

    Staples, Inc. (Nasdaq: SPLS) announced today the results for its fourth quarter and full-year ended January 31, 2004. For the fourth quarter, net income rose 29 percent, compared to the same quarter of 2002. Diluted earnings per share were $0.42 for the quarter, exceeding analyst expectations of $0.41. This is a 20 percent increase over the $0.35 per share achieved in the prior fourth quarter. Total company operating margins rose to 9.26 percent, the best quarterly performance in the company's history.
    Total company sales for the fourth quarter grew 10 percent, compared to the prior fourth quarter, to $3.7 billion. North American comparable sales exceeded the company's expectations, increasing four percent over the same quarter in 2002. North American Delivery quarterly sales increased eight percent and European operations grew sales 18 percent compared to the fourth quarter of 2002.
    For fiscal year 2003, the company achieved pro forma net income of $552 million or $1.12 per share on a diluted basis. Pro forma results exclude the adjustment related to the application of EITF 02-16, which reduced the company's first quarter 2003 net income by $62 million, net of taxes. Pro forma net income increased 32 percent from 2002, excluding a non-recurring $29 million tax benefit in the first quarter of 2002. Net income in 2003 increased 10 percent on a GAAP basis from 2002. Sales for the full-year reached $13.2 billion, a 14 percent increase compared to 2002. Full-year North American Retail comparable store sales increased four percent.
    "I'm incredibly proud of our associates' accomplishments and the progress we made in executing our company-wide objectives for 2003: bringing the easy brand promise to life, improving our supply chain and continuing to drive profitable sales, operating margin improvement and asset productivity," said Ron Sargent, president and CEO.

    Key company accomplishments in 2003 include:

    -- Customer service improved in all channels. Mystery shop and Perfect Order scores reached all-time highs.

    -- The company developed a 14,600 square foot store model with fewer SKU's and a lower cost labor model, driving attractive returns with lower volume stores.

    -- Worldwide e-commerce sales reached $2.1 billion for the year, an increase of 31 percent over 2002, representing more than half of Staples' worldwide delivery sales.

    -- Return on net assets climbed to 10.8 percent, exceeding the company's cost of capital.

    -- The company generated $742 million in free cash flow in 2003, ending the year with $1.4 billion in cash and short-term investments on the balance sheet.

    The company also announced the initiation of an annual cash dividend. The first dividend of $0.20 per share of outstanding common stock will be payable on May 17, 2004, to shareholders of record on April 26, 2004. The company is also authorized to repurchase up to $1 billion in common stock over the next two years, and expects to buy back approximately $400 million in the current year.
    "Over the last two years we have transformed Staples into more than a growth company," said Sargent. "Our operating results, capital discipline and working capital management have positioned us not only to grow, but also to return some of our excess cash to our loyal shareholders through a dividend and stock repurchase program. Clearly, we are confident that our business will continue its strong financial performance well into the future."

    Outlook

    For both the first quarter ending May 1, 2004 and fiscal year
2004, the company expects earnings per share to grow 20 percent.
Revenues are expected to increase approximately 10 percent, with North American Retail comparable sales in the low-single digit range.

    About Staples

    Staples, Inc. is headquartered outside of Boston and sells a wide range of office products, including supplies, technology, furniture, and business services. With 2003 sales of $13.2 billion, Staples is committed to make buying office products easy. Approximately 60,000 associates serve consumers and businesses of all sizes -- from home-based businesses to Fortune 500 companies in the US, Belgium, Canada, France, Germany, Italy, the Netherlands, Portugal, Spain, Sweden, and the United Kingdom. Staples invented the office superstore concept and today, with nearly 1,600 office superstores, is the largest operator of office superstores in the world. Staples also serves its customers through its mail order catalog, e-commerce and contract businesses. More information is available at www.staples.com.

    Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: our market is highly competitive and we may not continue to compete successfully; we may be unable to continue to open new stores successfully; our growth may continue to strain operations, which could adversely affect our business and financial results; our operating results may be impacted by changes in the economy; our stock price may fluctuate based on market expectations; our quarterly operating results are subject to significant fluctuation and are impacted by the extent to which sales in new stores result in the loss of sales in existing stores, the mix of products sold, pricing actions of competitors, the level of advertising and promotional expenses and seasonality; our expanding international operations expose us to the unique risks inherent in foreign operations; our debt level and operating lease commitments could impact our ability to obtain future financing and continue our growth strategy; a California wage and hour class action lawsuit; and those other factors discussed in our annual report on Form 10-K for the year ended January 31, 2004, which we filed with the Securities and Exchange Commission this morning, and any subsequent periodic reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

    Financial information follows.


                    STAPLES, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
           (Dollar Amounts in Thousands, Except Share Data)



                                               January 31, February 1,
                                                   2004        2003
                                               ----------- -----------
ASSETS
Current Assets:
 Cash and cash equivalents                       $457,465    $495,889
 Short-term investments                           934,275     100,175
 Receivables, net                                 410,330     364,419
 Merchandise inventories, net                   1,465,989   1,555,205
 Deferred income taxes                             96,247      96,229
 Prepaid expenses and other current assets        114,598     105,559
                                               ----------- -----------
      Total current assets                      3,478,904   2,717,476

Property and Equipment:
 Land and buildings                               601,063     524,730
 Leasehold improvements                           692,837     621,713
 Equipment                                      1,045,605     951,439
 Furniture and fixtures                           533,104     472,935
                                               ----------- -----------
      Total property and equipment              2,872,609   2,570,817
 Less accumulated depreciation and
  amortization                                  1,367,308   1,123,065
                                               ----------- -----------
      Net property and equipment                1,505,301   1,447,752

 Lease Acquisition Costs, Net of
  Accumulated Amortization                         44,227      51,450
 Intangible Assets, Net of Accumulated
  Amortization                                    209,541     216,391
 Goodwill                                       1,202,007   1,207,824
 Other Assets                                      63,066      80,495
                                               ----------- -----------
      Total assets                             $6,503,046  $5,721,388
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts payable                              $1,110,631  $1,092,172
 Accrued expenses and other current
  liabilities                                     822,453     755,483
 Debt maturing within one year                    190,150     327,671
                                               ----------- -----------
      Total current liabilities                 2,123,234   2,175,326

Long-Term Debt                                    567,433     732,041
Deferred Tax Liability                              7,563      50,267
Other Long-Term Obligations                       141,916     104,862

Stockholders' Equity:
 Preferred stock, $.01 par value, 5,000,000
  shares authorized; no shares issued                   -           -
 Common stock, $.0006 par value, 2,100,000,000
  shares authorized; issued 527,121,843 shares
  at January 31, 2004 and 500,831,408 shares
  at February 1, 2003                                 316         299
 Additional paid-in capital                     1,933,379   1,484,833
 Cumulative foreign currency translation
  adjustments                                      81,002      11,481
 Retained earnings                              2,209,302   1,719,091
 Less: treasury stock at cost, 27,927,347
  shares at January 31, 2004 and
  27,724,578 shares at February 1, 2003          (561,099)   (556,812)
                                               ----------- -----------
      Total stockholders' equity                3,662,900   2,658,892
                                               ----------- -----------
        Total liabilities and
         stockholders' equity                  $6,503,046  $5,721,388
                                               =========== ===========





                    STAPLES, INC. AND SUBSIDIARIES
                   Consolidated Statements of Income
             (Amounts in Thousands, Except Per Share Data)



                          (Unaudited)
                        13 Weeks Ended            52 Weeks Ended
                    -----------------------  -------------------------
                    January 31, February 1,  January 31,  February 1,
                        2004        2003         2004         2003
                   ------------ -----------  ------------ ------------

 Sales              $3,681,155  $3,335,109   $13,181,222  $11,596,075
 Cost of goods sold
  and occupancy
  costs              2,576,596   2,452,321     9,559,123    8,652,593
                    ----------- -----------  ------------ ------------
     Gross profit    1,104,559     882,788     3,622,099    2,943,482

 Operating and
  other expenses:
   Operating and
    selling            616,225     478,007     2,282,092    1,795,428
   Pre-opening           3,678       2,121         9,639        8,746
   General and
    administrative     141,805     128,713       524,094      454,501
   Amortization of
    intangibles          2,025       2,135         7,986        2,135
   Interest and
    other expense,
    net                  4,496      10,450        20,176       20,609
                    ----------- -----------  ------------ ------------
     Total operating
      and other
      expenses         768,229     621,426     2,843,987    2,281,419
                    ----------- -----------  ------------ ------------

    Income before
     income taxes      336,330     261,362       778,112      662,063
 Income tax expense    124,442      96,704       287,901      215,963
                    ----------- -----------  ------------ ------------
    Net income        $211,888    $164,658      $490,211     $446,100
                    =========== ===========  ============ ============


    Basic earnings
     per common
     share:              $0.43       $0.35         $1.01        $0.96
                    =========== ===========  ============ ============

    Diluted
     earnings per
     common share:       $0.42       $0.35         $0.99        $0.94
                    =========== ===========  ============ ============

    Number of
     shares used in
     computing
     basic earnings
     per common
     share:            493,938     469,214       483,966      466,768
                    =========== ===========  ============ ============

    Number of
     shares used in
     computing
     diluted earnings
     per common
     share:            506,422     474,406       493,491      472,695
                    =========== ===========  ============ ============






                    STAPLES, INC. AND SUBSIDIARIES
                 Consolidated Statements of Cash Flows
                     (Dollar Amounts in Thousands)


                                                  52 Weeks Ended
                                              -----------------------
                                              January 31, February 1,
                                                  2004        2003
                                              ----------- -----------
Operating Activities:
 Net income                                     $490,211    $446,100
 Adjustments to reconcile net income
    to net cash provided by operating
    activities:
  Depreciation and amortization                  282,811     267,209
  Deferred income taxes (benefit) expense        (13,725)        226
  Other                                           36,434      35,767
  Changes in assets and liabilities,
    net of acquisitions:
  (Increase) decrease in receivables              (4,218)     62,460
  Decrease (increase) in merchandise
   inventories                                   147,130     (15,781)
  Increase in prepaid expenses and other
   assets                                            (34)     (3,574)
  (Decrease) increase in accounts payable        (27,266)     49,396
  Increase in accrued expenses and other
   liabilities                                    95,549      63,630
  Increase in other long-term obligations         12,840       8,917
                                              ----------- -----------
Net cash provided by operating activities      1,019,732     914,350

Investing Activities:
 Acquisition of property and equipment          (277,793)   (264,692)
 Acquisition of businesses, net of cash
  acquired                                        (2,910) (1,171,187)
 Purchase of short-term investments             (834,100)   (100,175)
 Acquisition of lease rights                           -        (347)
                                              ----------- -----------
Net cash used in investing activities         (1,114,803) (1,536,401)

Financing Activities:
 Proceeds from sale of capital stock             389,793      78,895
 Proceeds from borrowings                              -     730,897
 Payments on borrowings                         (325,235)    (95,235)
 Repayments under receivables securitization
  agreement                                      (25,000)          -
 Purchase of treasury stock                       (4,287)       (474)
                                              ----------- -----------
Net cash provided by financing activities         35,271     714,083

Effect of exchange rate changes on cash and
 cash equivalents                                 21,376       9,033

Net (decrease) increase in cash and cash
 equivalents                                     (38,424)    101,065
Cash and cash equivalents at beginning of
 period                                          495,889     394,824
                                              ----------- -----------
Cash and cash equivalents at end of period      $457,465    $495,889
                                              =========== ===========





                    STAPLES, INC. AND SUBSIDIARIES
                           Segment Reporting
                     (Dollar Amounts in Thousands)


                           (Unaudited)
                         13 Weeks Ended           52 Weeks Ended
                     ----------------------- -------------------------
                     January 31, February 1, January 31,  February 1,
                         2004        2003        2004         2003
                     ----------- ----------- ------------ ------------

Sales:
North American
 Retail              $2,259,799  $2,055,638   $7,841,346   $7,166,105
North American
 Delivery               957,125     886,349    3,740,969    3,389,625
European Operations     464,231     393,122    1,598,907    1,040,345
                     ----------- ----------- ------------ ------------
Total sales          $3,681,155  $3,335,109  $13,181,222  $11,596,075
                     =========== =========== ============ ============

Business Unit
 Income / (Loss):
North American
 Retail                $220,307    $172,630     $523,612     $413,895
North American
 Delivery                90,306      85,462      308,305      265,055
European Operations      30,213      13,720       64,346        3,722
                     ----------- ----------- ------------ ------------
Total business unit
 income                $340,826    $271,812     $896,263     $682,672
Interest and other
 expense, net            (4,496)    (10,450)     (20,176)     (20,609)
Impact of change in
 accounting
 principle                    -           -      (97,975)           -
                     ----------- ----------- ------------ ------------
Income before
 income taxes          $336,330    $261,362     $778,112     $662,063
                     =========== =========== ============ ============






                    STAPLES, INC. AND SUBSIDIARIES
              Pro Forma Consolidated Statements of Income
             (Amounts in Thousands, Except Per Share Data)


                         (Unaudited)
                      Pro Forma for the         Pro Forma for the
                        13 Weeks Ended            52 Weeks Ended
                    -----------------------  -------------------------
                    January 31, February 1,  January 31,  February 1,
                        2004        2003         2004         2003
                   ------------ -----------  ------------ ------------
  Sales             $3,681,155  $3,335,109   $13,181,222  $11,596,075
  Cost of goods
   sold and
   occupancy costs   2,576,596   2,382,202     9,461,148    8,409,533
                    ----------- -----------  ------------ ------------
      Gross profit   1,104,559     952,907     3,720,074    3,186,542

  Operating and
   other expenses:
    Operating and
     selling           616,225     548,126     2,282,092    2,038,488
    Pre-opening          3,678       2,121         9,639        8,746
    General and
     administrative    141,805     128,713       524,094      454,501
    Amortization of
     intangibles         2,025       2,135         7,986        2,135
    Interest and
     other expense,
     net                 4,496      10,450        20,176       20,609
                    ----------- -----------  ------------ ------------
      Total operating
       and other
       expenses        768,229     691,545     2,843,987    2,524,479
                    ----------- -----------  ------------ ------------

     Income before
      income taxes     336,330     261,362       876,087      662,063
  Income tax
   expense             124,442      96,704       324,152      215,963
                    ----------- -----------  ------------ ------------
     Net income       $211,888    $164,658      $551,935     $446,100
                    =========== ===========  ============ ============


     Basic earnings
      per common
      share:             $0.43       $0.35         $1.14        $0.96
                    =========== ===========  ============ ============

     Diluted earnings
      per common
      share:             $0.42       $0.35         $1.12        $0.94
                    =========== ===========  ============ ============

     Number of shares
      used in
      computing basic
      earnings per
      common share:    493,938     469,214       483,966      466,768
                    =========== ===========  ============ ============

     Number of shares
      used in
      computing
      diluted
      earnings per
      common share:    506,422     474,406       493,491      472,695
                    =========== ===========  ============ ============

    CONTACT: Staples, Inc.
             Media Contact:
             Paul Capelli, 508-253-8530
             Deborah Hohler, 508-253-8509
             or
             Investor Contact:
             Laurel Lefebvre, 508-253-4080
             Katy Nash, 508-253-7342